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                                 EXHIBIT 10.39


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                              EMPLOYMENT AGREEMENT

       This Employment Agreement (this "Agreement") is made and entered into as of the 25th day of January, 1996, by and between ROBERT C. ALDWORTH (the "Employee") and L.A. T SPORTSWEAR, INC., a Georgia corporation (the "Company").

                              W I T N E S S E T H:

       WHEREAS, Employee desires to become an employee of the Company, and the Company desires to employ Employee, all in accordance with the terms and conditions hereinafter set forth;

       NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

       1.      Employment and Duties.

               (a) Subject to the terms and conditions set forth in this Agreement, the Company shall employ Employee, and Employee shall serve the Company, as Executive Vice President and Chief Operating Officer ("COO").

               (b) At all times during the term hereof, Employee shall, for the benefit of the Company, use his skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to his then current position as Executive Vice President and COO, or which from time to time consistent with such positions may be assigned to or vested in him by the Company's Chief Executive Officer ("CEO") or the Board of Directors (the "Board"), in an efficient and competent manner and on such terms and subject to such restrictions as the CEO or the Board may from time to time impose.

               (c) At all times during the term hereof, Employee shall comply with all reasonable requests, instructions and regulations made by the CEO or the Board and give to the Company such explanations, information and assistance as the CEO or the Board may reasonably require.

               (d) At all times during the term hereof, Employee shall faithfully serve the Company to the best of his ability and use his best efforts to promote the interests of the Company.

               (e) During the term of this Agreement, Employee agrees to be a full-time employee of the Company and to devote substantially all of his time, energy and skill to the business of the Company, and to the fulfillment of Employee's obligations under this Agreement. In addition to the foregoing and not in limitation thereof, during the term of this Agreement, Employee shall not carry on, engage in, or otherwise be interested in, directly or indirectly, any other business or activity that is competitive with the activities and business of the Company, that is of a nature similar to the Company's business, that would result in a conflict of interest with the Company's business, or that would materially affect Employee's ability to perform his duties as set forth in this Agreement. Moreover, Employee shall not take part in any activities detrimental in any material respect to the Company's best interest.

       2.      Term.

               The initial term of this Agreement shall begin as of the 25th day of January, 1996 (the "Commencement Date") and shall, unless earlier terminated as set forth herein, end on the second anniversary thereof.

       3.      Compensation.

               (a) Subject to the terms of this Agreement, as basic compensation for Employee's services, the Company shall pay Employee so long as he shall be employed under this Agreement a base salary of $250,000 per year. It being agreed, however, that Employee's salary shall be subject to all withholdings pursuant to applicable






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law or regulation.  Employee's base salary shall be payable to Employee on the regularly reoccurring pay period established by the Company, but in no event in less than monthly installments.


               (b)      In addition to the base salary provided in subsection
(a) above, the Company may pay Employee a bonus not to exceed 40% of Employee's Base Salary from time to time in such amounts, at such times, and under such terms and conditions as Employee and the CEO agree upon based on the financial performance of the Company and subject to all withholdings pursuant to applicable law or regulations. In no event shall bonuses accrue until the date a bonus is earned and Employee is notified of the same.

               (c) In addition to the compensation described in this Agreement, Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses are properly characterized as being business expenses that are properly tax deductible for the Company, and further provided that such expenses were incurred only in accordance with the policies and procedures established by the Company from time to time. Employee shall provide the Company with written documentation of such expenses in form complying with the records required of the Company by the Internal Revenue Service and appropriate state authorities for tax deductibility purposes in such cases, and reimbursement for each item of approved expense shall be made within a reasonable time after receipt by Company of the written documentation thereof.

       4.      Employment Benefits.

               (a) Employee shall have the right to participate in any and all employee benefit programs established or maintained by the Company from time to time, in accordance with the terms and conditions of such employee benefit programs, including, without limitation, such medical or dental plans as may be established from time to time by the Company. To the extent Employee participates in such programs, Employee shall be subject to the terms and conditions set forth therein. The Company's current employee benefit programs are described in Exhibit A attached hereto, but the Company reserves the right, in its sole discretion, to alter, amend or discontinue any of such employee benefit programs at any time.

               (b) Employee shall be entitled to purchase two hundred thousand (200,000) shares of the Company's common stock in accordance with the terms and conditions of the stock option set forth in Exhibit B attached hereto (the "Stock Option").

       5.      Illness, Incapacity or Death During Employment.

               (a) If by reason of illness or incapacity, Employee is unable to perform his services or discharge his duties hereunder for ninety
(90) or more consecutive days within the term hereof, then upon ten (10) days' prior notice, Company may terminate the employment of Employee, and thereupon, Employee shall be paid his base salary from the date of termination through the 10-day notice period.

               (b) In the event of Employee's death, all obligations of the Company under this Agreement shall terminate other than Employee's rights with respect to his Stock Option, as set forth in Exhibit B, and the payment of that portion of the base salary earned by Employee to the date of death, plus reimbursement of all expenses that were incurred by Employee in performing his responsibilities and duties for the Company prior to and including such date and are properly reimbursable pursuant to Section 3(c) above.

       6.      Insurance.

               Employee agrees that the Company may, from time to time, apply for and take out in its own name and at its own expense, such life, health, accident and other insurance upon Employee as the Company may deem necessary or advisable to protect its interests hereunder. Employee agrees to submit to any medical or other examination necessary for such purpose and to assist and cooperate with the Company in procuring such insurance, and Employee further agrees that he shall have no right, title or interest in or to such insurance or the proceeds thereof, unless the Company shall otherwise agree in writing.





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       7.      Termination of Employment.

               (a) Subject to the provisions of subsection (c) below, if the Company terminates Employee's employment hereunder With Cause (as hereinafter defined), all obligations of Company to provide compensation and benefits under this Agreement shall cease, and Employee shall have no claim against the Company for damages or otherwise by reason of such termination. Company's election to terminate Employee's employment With Cause shall be without prejudice to any remedy the Company may have against Employee for the breach or non-performance of any of the provisions of this Agreement.

               (b) Subject to the provisions of subsection (c) below, if the Company should terminate the Employee's employment Without Cause (as hereinafter defined), the Company shall pay the Employee severance compensation equal to the sum of three (3) months' base salary (the "Termination Payment"). The amount payable under this subsection (b) shall represent liquidated damages for the premature termination of the Employee's employment, and shall not be reduced by any compensation or remuneration earned by Employee as a result of employment by another employer or self-employment, or as a partner with respect to services performed for such partnership, after the date of termination.

               (c) Notwithstanding the terms of subsections (a) and (b) above, if the Company should terminate Employee's employment hereunder Without Cause subsequent to a Change of Control (as hereinafter defined), or a Potential Change of Control (as hereinafter defined), the Company shall pay Employee over the remaining term of this Agreement all amounts due Employee pursuant to Sections 3 and 4 of this Agreement on such dates and in such amounts as if this Agreement had not been so terminated.

               (d) "With Cause" means the termination of employment resulting from:

               (i) any act or omission which constitutes a material breach by Employee of his obligations under this Agreement;

               (ii) the commission by Employee of a felony involving moral turpitude, fraud or dishonesty; or

               (iii) the knowing or intentional perpetration by Employee of any act of material dishonesty relating to the Company or the Company's employees.

               (e) "Without Cause" means the termination of employment resulting from any reason other than those enumerated in subsection (c) above or Section 5 of this Agreement.

               (f) For purpose of paragraph (c) of this Section 7, a "Change of Control means the happening of any of the following:

               (i) when any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than Isador
                        E. Mitzner, David Keller or Nathan Koenigsberg, the Company or a Subsidiary or any Company employee benefit plan (including its trustee)), is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities.

               (ii) when, during any period of two consecutive years, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the remaining directors at the beginning of such period; or





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                        (iii)   the consummation of a transaction requiring
                                stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

               (g) For purposes of paragraph (c) of this Section 7, a "Potential Change of Control" means the happening of any of the following:

               (i) the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in paragraph (f) of this Section 7; or

               (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred.

       8.      Employee's Obligations upon Termination of Employment.

               Upon the termination of his employment hereunder for whatever reason Employee shall:

               (a) Forthwith tender his resignation from any directorship or office he may hold in the Company; and

               (b) Not at any time represent himself still to be connected or to have any connection with the Company.

       9.      Effect of Termination.

               The provisions of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

       10.     Confidentiality.

               (a) Employee agrees that, both during the term of this Agreement and after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, as defined hereinafter, that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Employee by the Company or known by him as a result of his relationship with the Company and not generally within the public domain (whether constituting a trade secret or not), including without limitation, the following: financial information, supply and service information, marketing information, personnel information, customer information and information with respect to any corporate affairs that the Company agreed to treat as confidential.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

               (b) The covenant contained in this Section 10 shall survive the termination of Employee's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect





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to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this Section 10 shall continue to survive after said two (2) year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

       11.     Non-Competition.

               (a) So long as Employee is employed by the Company, and for a period of twelve (12) months after termination of his employment for any reason, Employee agrees not to engage in any "Competitive Activity" within the "Noncompete Territory" (as those terms are defined in subsection (b) below).

               (b) As used herein, the term "Noncompete Territory" shall mean any geographic area in which the Company has business or operations which were performed, supervised by or assisted in by the Employee, or in which the Company has customers or actively sought prospective customers with whom Employee had material contact while employed by the Company. As used herein, the term "Competitive Activity" shall mean any activity in which the Employee directly or indirectly owns, manages, operates, controls, is employed by (either as an employee or independent contractor) or participates in the ownership, management, operation or control of, any business that is engaged in the manufacture or distribution of imprintable and decorable knitted sportswear that are the same as or substantially similar to the imprintable and decorable knitted sportswear manufactured or distributed by the Company.

               (c) For purposes of this Agreement, the determination of whether a particular geographic area is within the Noncompete Territory or whether a particular activity is a Competitive Activity shall be made at the earlier of 1) the time that enforcement of this covenant is sought, or 2) the date the Employee ceases, for any reason, to be an employee of the Company.

               (d) The Company and Employee acknowledge and agree, based upon the current activities of the Company and a good faith projection of its future activities, that the Noncompete Territory shall be presumed to be the entire United States; provided, however, that in the event this presumption is in conflict at the time of determination with the definition contained in subsection (b) above, then the Noncompete Territory shall comprise only that portion of the United States as falls within such definition.

       12.     Non-Solicitation of Employees.

               Employee agrees that he will, for so long as he is employed hereunder and for a period of twelve (12) months after termination of his employment, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company if the Company or its successor or affiliate is then engaged in the business of manufacturing or distributing imprintable and decorable knitted sportswear.

       13.     Material Contact.

               For the purposes of Section 11 of this Agreement, "material contact" exists between Employee and each customer or potential customer: (i) with whom Employee dealt; (ii) whose dealings with the Company were coordinated or supervised by Employee; (iii) about whom Employee obtained confidential information in the ordinary course of business as a result of Employee's association with the Company; or (iv) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Employee within two (2) years prior to the date of termination of Employee's employment with the Company.

       14.     Tolling of Period of Restraint.

               Employee hereby expressly agrees that any violation of the restraints set forth in Sections 10 through 12 automatically toll and suspend the period of the restraint for the amount of time that the violation continues.





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       15.     Acknowledgments.

               Employee hereby acknowledges and agrees that the restrictions contained in Section 11 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company.

       16.     Rights to Materials.

               All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

       17.     Inventions.

               Employee will promptly disclose to the Company and to no other, any Invention (as hereinafter defined) which Employee may conceive or make either alone or in conjunction with others during his employment by the Company or which Employee may conceive or make within six (6) months after termination of his employment with the Company for any reason. Moreover, Employee will execute all papers deemed proper by Company to enable it, at its expense, to prepare and file any and all original, divisional, continuation, continuation-in-part, refile, renewal, reissue and other applications for Letters Patent of the United States and of other countries covering such Inventions, to establish and maintain the Company's title to and obtain for the Company or its designee patents on said applications or any other patent owned or claimed by the Company, all at the option and expense of the Company, and to vest the Employee's entire right, title and interest in and to said Inventions, patent applications and patents in the Company or its designee. Employee will also execute all such proper and necessary papers to perfect or otherwise protect the Company's rights in such Inventions as may be presented to the Employee at any time during or after the termination of his employment with the Company. For purposes of this provision, the term "Invention" shall mean and include any invention or technical information related to the business of the Company in the nature of a new design, art, machine, process, formula, procedure, computer program, method of manufacture, composition matter or any new or useable improvements thereof, whether or not patentable.

       18.     Works Made for Hire.

               All Works (as hereinafter defined) and all copyrights and other rights, titles and interests whatsoever in and to the Works, belong solely, irrevocably and exclusively throughout the world to the Company as "works made for hire." Moreover, if and to the extent any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a "work made for hire" the Employee hereby assigns, grants and delivers, solely, irrevocably, and exclusively throughout the world unto the Company, all copyrights and other rights, titles and interests whatsoever in and to Works. Employee shall execute (whether or not any court or agency has concluded that the Works, or any of them, do not constitute or qualify as "works made for hire") such further grants and assignments of all rights which the Company from time to time reasonably may request for the purpose of evidencing, enforcing, registering or defending its complete, exclusive, perpetual and worldwide ownership of the Works. Without limiting the preceding provisions of this Section, I acknowledge and agree that the Company may edit and otherwise modify, and use, publish and otherwise exploit, the Works (and any of them or part of them) in any media and in such manner as the Company in its sole discretion may determine. For purposes of this provision, the term "Works" shall mean and include all writings, tapes, recordings, computer programs and other works in any tangible medium of expression, regardless of the form of the medium, which have been or are prepared by the Employee, or to which the Employee contributes, in connection with his employment by the Company, whether created within or without the Company's facilities and whether created before, during or after normal business hours.





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       19.     Attorney-In-Fact.

               The Employee hereby irrevocably constitutes and appoints the Company as his agent and attorney-in-fact, with full power of substitution, in the Employee's name, place and stead, to execute and deliver any and all such assignments or other instruments which the Employee shall fail or refuse promptly to execute, and deliver as required pursuant to Section 17 or 18 above, this power and agency being coupled with an interest and being irrevocable.

       20.     Severability

               Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 21 if held to be unreasonable or enforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

       21.     Reformation.

               If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court reform the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

       22.     Injunctive Relief.

               Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 10, 11, 12, 16, 17 and 18, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

       23.     Assignment.

               The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and his heirs and personal representatives. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries, or affiliates thereof.

       24.     Waiver.

               The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

       25.     Applicable Law.

               This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Georgia.

       26.     Headings and Captions.

               The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.





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       27.     Notice.

               Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited in the United States mail, first class postage prepaid.

       28.     Gender.

               All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

       29.     Entire Agreement.

               This Agreement, together with any exhibits attached hereto, constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings between the Company and Employee with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by both of the parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, under seal, as of the day and year first above written.



                                  "COMPANY"

                                  L.A. T SPORTSWEAR, INC.



                                  By: /s/ Isador E. Mitzner
                                      ---------------------------------------

                                  Title: Chairman and Chief Executive Officer
                                        -------------------------------------

                                  [CORPORATE SEAL]


                                  "EMPLOYEE"


                                  /s/ Robert C. Aldworth           (SEAL)
                                  -------------------------------------------
                                  ROBERT C. ALDWORTH



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                                   EXHIBIT A

                            DESCRIPTION OF COMPANY'S
                       CURRENT EMPLOYEE BENEFIT PROGRAMS

                                   EXHIBIT B